Exhibit 10.1

____________ 2005

Community Bankers Acquisition Corp.
717 King Street
Alexandria, Virginia 22314

I-Bankers Securities Incorporated
1560 East Southlake Boulevard
Suite 232
Southlake, Texas 76092

          Re: Initial Public Offering

Gentlemen:

          The undersigned stockholder, officer and/or director of Community Bankers Acquisition Corp. (the “Company”), in consideration of I-Bankers Securities Incorporated (the “Underwriter”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

          1. Until a Business Combination is consummated by the Company, the undersigned agrees to vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares in connection with the vote by the Company’s stockholders relating to the approval of any Business Combination.

          2. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

          3. In the event that the Company fails to consummate a Business Combination within 18 months from the date (the “Effective Date”) of the prospectus relating to the IPO (or 24 months from the Effective Date under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable thereafter. The undersigned relinquishes and waives any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to any Insider Shares beneficially owned by him.

          4. In the event that the Company is unable to complete a Business Combination and is forced to liquidate, the undersigned agrees to be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or service providers that are owed money by the Company for services rendered or products sold to the Company, provided, however, such personal liability shall not apply to the payment of debts and obligations to a prospective target business if a business combination is not consummated with such prospective target business, or for claims from any other entity other than vendors. [Applies to Messrs. Simanson and Zalman only.]

          5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business in the banking industry within the Mid-Atlantic Region of the United States, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned has as of the date hereof.

          6. The undersigned acknowledges and agrees that the undersigned will not permit the Company to consummate any Business Combination that involves a company which is directly or indirectly affiliated with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Underwriter that the Business Combination is fair to the then holders of the IPO Shares from a financial perspective.

          7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept, directly or indirectly, any compensation for services rendered to the Company prior to the consummation of a Business Combination by the Company; provided that, commencing on the Effective Date, Community Bankers Acquisition, LLC, a limited liability company (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, $7,500 per month, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for his reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept, directly or indirectly, a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination involving the Company.

          9. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.

          10. The undersigned agrees that, during the period terminating on the third anniversary of the Effective Date, he will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, member, employee, officer, director, consultant or otherwise) with any Acquisition Company, unless such Acquisition Company has agreed with the Underwriter in writing to permit the Underwriter to be the managing underwriter of any initial public offering of the

Acquisition Company’s securities, during the period terminating on the third anniversary of the Effective Date, by providing to the Underwriter at least 20 days prior written notice, which notice will set forth the terms of such proposed initial public offering of the Acquisition Company’s securities and the underwriting compensation to be paid in connection with such offering. The Underwriter will respond to the Acquisition Company’s notice and indicate whether it does or does not plan to be the managing underwriter on compensation terms at least as favorable to the Acquisition Company as those set forth in the notice within 15 days after receiving such notice.

          The Underwriter by its acceptance of this letter agreement agrees not to become involved (whether as underwriter, selling group member, investor, purchaser or otherwise), without the prior written consent of the Company and Gary A. Simanson, during the period terminating on the third anniversary of the Effective Date in a public offering by an Acquisition Company whose primary purpose is to effect a Business Combination in the banking industry within (a) the Mid-Atlantic region (consisting of the states of Virginia, Pennsylvania, West Virginia, Maryland and New Jersey), and/or (b) any state (except that California shall be divided into two states for purposes of this restriction, one from Santa Barbara to the south and the other north of Santa Barbara) in which the Company has acquired, entered into a definitive agreement to acquire, or is operating a commercial bank or bank holding company. Notwithstanding the foregoing the Underwriter may participate in any transaction involving the Underwriter and Coastal Bancshares Acquisition Corporation, except in a transaction involving a commercial bank or bank holding company located in the Mid-Atlantic region.

          The undersigned hereby agrees and acknowledges that (i) each of the Underwriter and the Company would be irreparably injured in the event of a breach by the undersigned or the Underwriter, as the case may be, of any of his or its obligations under this paragraph 9, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

          11. The undersigned agrees to serve as [the ___________________and] a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriter included in the Registration Statement on Form S-1 is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire for Officers and Directors executed by the undersigned in connection with the IPO, including any supplement or amendment thereto, furnished to the Company and the Underwriter is and shall be true and accurate in all respects. The undersigned represents and warrants that:

a.	he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c.	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          12. The undersigned has full right and power, without violating any agreement by which he is bound or pre-existing fiduciary obligation, to enter into this letter agreement and to serve as an officer and/or director of the Company.

          13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about my background, credit history and finances (the “Information”). Neither the Underwriter nor any of its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

          14. As used herein,

i.	“Acquisition Company” shall mean any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more Business Combinations which are unspecified at the time of the securities offering.

ii.	“Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business;

iii.	“Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

iv.	“Insider Shares” shall mean all of the shares of Common Stock of the Company owned by all of the Insiders prior to the IPO; and

v.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, whether held by the initial purchaser or any subsequent transferee.
_______________________ (Signature)

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